UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2013

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Stock Purchase Agreement

In its Form 8-K filed on October 3, 2013, Reven Housing REIT, Inc. (the “Company”) reported the entry by the Company into that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) dated September 27, 2013, with two accredited investors (the “Purchasers”) in connection with the Company’s private placement of up to 125,000,000 shares of its common stock (the “Private Placement”) at a purchase price of $0.20 per share.

On December 23, 2013, the Company entered into an Amendment to Stock Purchase Agreement (the “Amendment to SPA”), pursuant to which the parties extended the date by which any subsequent closings need to occur. The Stock Purchase Agreement previously provided that any subsequent closing or series of subsequent closings need to occur on or before December 31, 2013. As amended, the Stock Purchase Agreement now provides that any subsequent closing or series of subsequent closings shall occur on or before February 20, 2014. All other terms and conditions of the Stock Purchase Agreement remain unchanged and are in full force and effect.

The Amendment to SPA is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Second Amendment to Houston 170 Purchase and Sale Agreement

In its Form 8-K filed on October 10, 2013, the Company reported the entry by Reven Housing Georgia, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Reven Georgia Sub”), into that certain Single Family Homes Real Estate Purchase and Sale Agreement (the “Houston 170 PSA”) dated October 4, 2013, as amended on October 30, 2013, with Red Door Housing, LLC, a Texas limited liability company (“Red Door”), and WFI Funding, Inc., a Texas corporation (together with Red Door, the “Houston Sellers”), to purchase a portfolio of 170 single family homes located in the Houston, Texas, metropolitan area from the Houston Sellers. The Houston 170 PSA was subsequently amended on October 30, 2013, which amendment was reported in the Company’s Form 8-K filed on November 5, 2013.

On December 23, 2013, Reven Georgia Sub, the Houston Sellers, and Reven Housing Texas, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Reven Texas Sub”), entered into a Second Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (the “Second Amendment to PSA”), pursuant to which the parties amended the Houston 170 PSA to reflect the scheduled closing date of the remaining 20 properties subject to the Houston 170 PSA to occur on or before February 28, 2014, at the buyer’s discretion. Furthermore, the Second Amendment to PSA extended the time period during which the buyer may inspect the properties after the closing from 90 days to 150 days after the closing. In addition, the Second Amendment to PSA provided for the exchange between the buyer and the Houston Sellers of one of the properties previously acquired by buyer pursuant to the Houston 170 PSA and such exchange to occur on or before December 31, 2013. No consideration will be paid in connection with the exchange, but Houston Sellers will pay all title policy and escrow fees associated with the exchange, and one-half of all other costs or expenses incurred by the buyer. The exchange will not affect the terms of the Houston 170 PSA with respect to the acquisition of the remaining properties.

The Second Amendment to SPA is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Atlanta 173 Purchase and Sale Agreement

In its Form 8-K filed on November 19, 2013, the Company reported the entry by Reven Georgia Sub into that certain Single Family Homes Real Estate Purchase and Sale Agreement (the “Atlanta 173 PSA”) with Dominion Atlanta Properties Fund I, LP, a Delaware limited partnership, DP Atlanta Fund, LLC, a Delaware limited liability company, Stone Tower Investments, LLC, a Georgia limited liability company, Full Court Press, LLC, a Delaware limited liability company, RMN Investment Holdings, LLC, a Delaware limited liability company, DP Atlanta, LLC, a Maryland limited liability company, and DPH Atlanta, LLC, a Delaware limited liability company (collectively, the “Atlanta Sellers”), to purchase a portfolio of 173 single family homes located in the Atlanta, Georgia, metropolitan area from the Atlanta Sellers. The Atlanta 173 PSA was subsequently amended on December 11, 2013, which amendment was reported in the Company’s Form 8-K filed on December 13, 2013.

The Atlanta 173 PSA, as amended, provided for a deposit of $130,402.48 within five business days of the execution of the agreement, and the total contract purchase price for the 173 properties is $13,040,248, excluding closing costs. The agreement also provided that if Reven Georgia Sub had not by the end of the due diligence period, or 6:00 P.M. Pacific Time on December 23, 2013, provided notice to the Atlanta Sellers of its intention to acquire the properties, then Reven Georgia Sub shall have been deemed to have elected to terminate the agreement. Effective on December 23, 2013, Reven Georgia Sub was deemed to have terminated the Atlanta 173 PSA, as amended, pursuant to the terms of the Atlanta 173 PSA because it did not elect to proceed with the acquisition of the properties prior to the expiration of its due diligence period, and the deposit will be refunded to Reven Georgia Sub.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 26, 2013, Chad M. Carpenter resigned as Chief Financial Officer of the Company.

(c) On December 26, 2013, the Company’s board of directors appointed Thad Meyer as the new Chief Financial Officer of the Company.

Thad Meyer, age 53, has served as our Secretary since October 30, 2013. Mr. Meyer is President of Alliance Turnaround Management, Inc., a position he has held since November, 2002. Alliance Turnaround Management is a problem resolution firm that specializes in distressed real estate opportunities. Since February 2009, Mr. Meyer has also served as the Chief Financial Officer of Reven Capital, LLC, a private real estate investment firm focused on opportunistic investing, and prior to that, from November 2004 to February 2009, Mr. Meyer served as the Chief Financial Officer of Equastone, LLC, a firm engaged in the investment of office properties in the western and southern regions of the United States. Additionally, from March 2011 to April 2013, Mr. Meyer served as principal and Chief Operating Officer of Southern California Investors, Inc., a firm specializing in the acquisition, improvement and sale of distressed single family homes. Mr. Meyer is a Certified Public Accountant, Certified Turnaround Professional, and a California Real Estate Broker. Mr. Meyer holds a BS degree in Accounting from Colorado State University.

There is no family relationship between Mr. Meyer and any of our executive officers or directors.

From October 2013 to December 2013, Alliance Turnaround Management provided financial, operational, and accounting services to the Company for a monthly fee of $15,000. Mr. Meyer is the owner of Alliance Turnaround Management and serves as its President.

The Company and Mr. Meyer are engaged in discussions regarding the terms of Mr. Meyer’s employment agreement for his services as the Company’s Chief Financial Officer and therefore the terms of the employment agreement have not yet been finalized. Upon the final determination of the terms of Mr. Meyer’s employment agreement, the Company will file an amendment to this Current Report on Form 8-K to provide such information.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit 10.1	First Amendment dated December 23, 2013, to Stock Purchase Agreement
Exhibit 10.2	Second Amendment dated December 23, 2013, to Single Family Homes Real Estate Purchase and Sale Agreement (Houston 170)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: December 27, 2013	/s/ Chad M. Carpenter
Chad M. Carpenter
Chief Executive Officer